UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2022, the Alameda City Council approved the entry of a lease agreement (the “Lease”) by the City of Alameda (the “City”) with Astra Space Operations, Inc., a wholly owned subsidiary of Astra Space, Inc. (the “Company”). The Lease relates to approximately 179,070 square feet of warehouse manufacturing space in Building 360, located at 1900 Skyhawk Street, Alameda, CA 94501 (the “Premises”). This is the Company’s principal place of business. Prior to the entry of this Lease, the Company had been operating under a temporary license agreement (as amended) for the use of the Premises.

The Lease is expected to commence on January 7, 2023 (the “Commencement Date”) and will continue for a term, ending on the last day of the 59th month following the Commencement Date. The Company has no option to extend the term of the Lease. The monthly base rent for the Premises is as follows:

Months	Monthly Base Rent
1 – 12	$164,744.40
13 – 24	$170,116.50
25 – 36	$177,279.30
37 – 48	$182,651.40
49-59	$188,023.50

The Company has the right to abate the Monthly Base Rent by $42,372.88 per month over the term of the Lease, for an aggregate of $2,500,000.

The Company is responsible for all costs of services and utilities to the Premises, along with any taxes that are levied on or against the Premises.

In connection with the commencement of the Lease, the Company will pay the City approximately $188,000 as a security deposit. In lieu of cash, the Company may also deliver a letter of credit.

As a condition to entering this Lease and pursuant to City of Alameda Resolution No. 15740, the Company was required to enter a Project Stabilization Agreement with the Building and Construction Trades Council of Alameda County.

A fully executed and dated version of the Lease has not yet been delivered by the City and there are no conditions to the City’s delivery of the Lease. A copy of the Lease, as executed by the Company and approved by the Alameda City Council, is filed as Exhibit 10.1 and incorporated herein by reference.

Astra Space, Inc. is guarantor of the Company’s obligations under the Lease pursuant to the form of guaranty of lease attached to the Lease as Exhibit H.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

a)
The information set forth in Item 1.01 is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Lease Agreement by and between City of Alameda and Astra Space Operations, Inc., expected to be dated effective January 7, 2023 (partially executed)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2022	Astra Space, Inc.

	By:	/s/ Chris Kemp
	Name:	Chris Kemp
	Title:	Chief Executive Officer